UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2011 (January 1, 2011)
Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 643-0314
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information included in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On and effective as of January 1, 2011, the members of Oxford Resources GP, LLC (the “General Partner”), the general partner of Oxford Resource Partners, LP (the “Registrant”), with the approval of the General Partner, amended and restated the Second Amended and Restated Limited Liability Company Agreement of the General Partner by adoption of the Third Amended and Restated Limited Liability Company Agreement of the General Partner (as amended and restated, the “LLC Agreement”). The amendment and restatement of the LLC Agreement included, among other things, the following:
•	the admission of Daniel M. Maher, the Registrant’s Senior Vice President, Chief Legal Officer and Secretary, as a class B member of the General Partner in accordance with the terms and conditions of his employment agreement with the General Partner;
•	the issuance of 6.344039 class B units in the General Partner to Mr. Maher in accordance with the terms and conditions of his employment agreement with the General Partner; and
•	the issuance of an additional 0.364838 of a class B unit in the General Partner to Jeffrey M. Gutman, the Registrant’s Senior Vice President, Chief Financial Officer and Treasurer.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
3.2	Third Amended and Restated Limited Liability Company Agreement of Oxford Resources GP, LLC dated January 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP
	By:	Oxford Resources GP, LLC,
its general partner

Dated: January 4, 2011	By:	/s/ Jeffrey M. Gutman
		Name:	Jeffrey M. Gutman
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.2	Third Amended and Restated Limited Liability Company Agreement of Oxford Resources GP, LLC dated January 1, 2011.